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                                                                   EXHIBIT 10.22

                    EMPLOYMENT AND NONCOMPETITION AGREEMENT
                    ---------------------------------------

     THIS EMPLOYMENT AND NONCOMPETITION AGREEMENT (the "Agreement") is made and entered into as of the _______________, 1998 by and between Advance Stores Company, Incorporated, a Virginia corporation (the "Company"), and ___________________ (the "Executive").

                              W I T N E S S E T H:

     A. Pursuant to that certain Agreement and Plan of Merger dated as of March 4, 1998, (the "Merger Agreement") by and among AHC Corporation ("Investor"), a Virginia corporation and Advance Holding Corporation, parent of the Company, with FS Equity Partners III, L.P., a Delaware limited partnership, FS Equity Partners IV, L.P., a Delaware limited partnership, and FS Equity Partners International, L.P., a Delaware limited partnership (collectively, "FS"), as Guarantors, Investor will merge with and into the Company (the "Merger").

     B. Immediately upon consummation of the Merger, the Company desires to continue to employ Executive as __________________________________________ of
the Company on the terms and conditions hereinafter set forth, and Executive is desirous of accepting said employment.

     C. The Company is engaged in the highly competitive business of marketing and sale of automotive parts, accessories, and services. During his continued employment with the Company, Executive will have obligations relating to the business operations of the Company.

     D. Executive is recognized as having significant expertise in the retail automotive parts and accessories industry. Executive's industry experience and knowledge is greatly valued by the Company and would be extremely valuable to competitors of the Company.

     E. For purposes of this Agreement, "Confidential Information" means any data or information with respect to the business conducted by the Company, that is material to the Company's business operations and is not generally known by the public, including business and trade secrets. To the extent consistent with the foregoing definition, Confidential Information includes without limitation:
(a) reports, pricing, sales manuals and training manuals, selling, purchasing, and pricing procedures, and financing methods of the Company, together with any techniques utilized by the Company in designing, developing, testing or marketing its products, designing stores, locating stores, product mix and supplier information or in performing services for clients, customers and accounts of the Company; and (b) the business plans and financial statements, reports and projections of the Company. The Company will grant Executive access to and knowledge of the Company's Confidential Information during the course of his employment with the Company. Executive recognizes and acknowledges that the Confidential Information which he will acquire in the course of his employment is utilized by the Company in all geographic areas in which the Company does business. Further, the Confidential Information will
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also be utilized in all geographic areas into which the Company expands its business. Thus, Executive acknowledges that he will be a formidable competitor in all areas where the Company conducts business. Executive also acknowledges that the restrictive covenants in this Agreement serve to protect the Company's investment in the Confidential Information.

     F. Each of the Executive and the Company are sophisticated parties experienced in business transactions of this type, and fully understand (i) the ramifications of the noncompetition, non-solicitation and confidentiality restrictions of this Agreement and (ii) that the laws of each state with respect to the enforceability of such provisions vary. The parties are specifically selecting the internal laws of the Commonwealth of Virginia to govern this Agreement in order that it be enforceable against each of them.

     NOW, THEREFORE, in consideration of Executive's continued employment with the Company, the mutual terms and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   Employment and Term.  Subject to the terms and conditions of this
          -------------------
Agreement, the Company agrees to employ the Executive for a term commencing on the effective date of the Merger (the "Effective Date") and ending April 15, 1999 (the "Term") or such other date on which such employment shall terminate as provided herein. Executive will carry out faithfully and to the best of his abilities such duties and have such responsibilities as would normally be carried out by ________________________________________ of a Company, subject to the control of and in accordance with the directives and policies of the Board of Directors and Chief Executive Officer of the Company. The employment of Executive shall be on an exclusive basis, but the Executive may be a passive investor or otherwise have a passive interest in other businesses, partnerships and entities so long as such other activities of the Executive do not interfere with the performance of his duties hereunder and so long as such other businesses, partnerships and entities do not cause the Executive to violate the non-competition, non-solicitation, and confidentiality restrictions of this Agreement.

     2.   Compensation.
          ------------

          2.1 The Company shall provide Executive with an annual salary equal to $______ payable in equal monthly installments, or such other schedule established by the Company, less required withholding. The annual salary may, at the option of the Board of Directors, be subject to annual increases upon review by the Board of Directors. Any such reviews will be made after completion of the Company's fiscal year, and shall be in the sole discretion of the Board of Directors.

          2.2 The Executive shall be reimbursed in accordance with the policies of the Company as adopted by the Board from time to time for his reasonable travel, entertainment, business, meeting and similar expenditures, incurred for the benefit of the Company and subject

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to approval of the Board. As an additional condition to the reimbursement of such expenses by the Company to the Executive, the Executive shall provide the Company with copies of all available invoices and receipts, and otherwise account to the Company in sufficient detail and with adequate documentation to allow the Company to confirm the business nature of the expenses and claim an income tax deduction for such paid items, if such items are deductible.

     3.   Bonus Program and Other Benefits.  Executive shall be eligible to
          --------------------------------
participate in a manner commensurate with other senior management executives of the Company in all benefits or other programs generally available to such executives to the extent such exist or are sponsored by the Company, at a level consistent in overall terms with such bonus and benefit programs on the date hereof. Without limiting the generality of the foregoing, Executive shall be entitled to receive an incentive bonus as determined by the Board of Directors and Chief Executive Officer of the Company, which may be based upon achievement of targeted annual earnings goals for the Company or other factors deemed relevant by the Board of Directors and Chief Executive Officer.

     4.   Termination of Employment.
          -------------------------

          4.1  Termination By The Company.  The Company may terminate
               --------------------------
Executive's employment upon the occurrence of any of the following:

               (a) At the election of the Company for cause, immediately upon written notice by the Company to Executive. For the purpose of this Section 4.1(a), "cause" for termination shall be deemed to exist in the event of: (A) the engaging by Executive in conduct which is demonstrably and materially injurious to the Company, including fraud, embezzlement or other material illegal conduct, (B) the conviction of Executive of, or the entry of a pleading of guilty or nolo contendere by Executive to, any crime involving moral turpitude or any felony, (C) material breach by Executive of any of the terms of this Agreement, which, if curable, is not cured by Executive within fourteen
(14) days of written notice by the Company to Executive of such breach, (D) gross negligence or willful misconduct by Executive in the performance of his duties, which, if curable, is not cured by Executive within fourteen (14) days of written notice by the Company to Executive of such non-performance, or (E) Executive's material failure to perform duties assigned to him by the Board of Directors or the Chief Executive Officer or to comply with the Company's standard policies and procedures generally applicable to employees, which failure, if curable, is not cured by Executive within fourteen (14) days of written notice by the Company to Executive of such failure to so perform or comply.

               (b) Upon death or upon determination of disability of Executive. As used in this Section 4, the term "disability" or "disabled" shall mean the failure of Executive, due to a physical or mental disability, despite reasonable accommodation made by the Company for a period of 180 days, during any consecutive 12-month period to substantially perform the services contemplated under this Agreement.

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               (c) At the election of the Company at any time, without cause, subject to the provisions of Section 4.3(a).

          4.2  Termination By The Executive.  The Executive may terminate his
               ----------------------------
employment upon 30 days' notice to the Company for any reason. If Executive terminates his employment for "Good Reason" the termination shall be treated as a termination under Section 4.1(c) for purposes of determining the Executive's benefits under this Agreement. For purposes of this Agreement, "Good Reason" shall mean that, without Executive's express written consent, the occurrence of any of the following circumstances:

               (a) The assignment to Executive of any duties materially inconsistent (except in the nature of a promotion) with the position in the Company that he held immediately prior to the reassignment or a substantial adverse alteration in the nature or status of his position or responsibilities from those in effect immediately prior to the reassignment;

               (b) A reduction by the Company in Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

               (c) The Company's requiring Executive to be based more than 50 miles from the Company's office at which he was principally employed immediately prior to the date of the relocation; or

               (d) A material breach by the Company of its duties under this Agreement.

          4.3  Effect of Termination.
               ---------------------

               (a) In the event Executive's employment is terminated without cause or should the Executive terminate his employment with Good Reason, (i) the Company shall pay to Executive the then applicable salary payable to him under
Section 2 (in monthly installments, less required withholding) through the later of (A) the remainder of the term of employment hereunder or (B) one year after the effective date of termination; provided, however, that in the event that, subsequent to termination, Executive engages in other employment, Executive shall receive the difference, if any, between his salary with the Company and his new salary, (ii) Executive shall receive a pro rata portion of any bonus due to him with respect to all periods prior to termination of employment and (iii) if possible under the provisions of such plan, the Company shall continue Executive's medical insurance coverage through the later of (A) the remainder of the term of this Agreement or (B) until he engages in other employment. In the event Executive is ineligible under such plan, the Company shall arrange to provide Executive with substantially similar benefits until he engages in other employment.

               (b) If Executive's employment is terminated by death or because of disability pursuant to Section 4.1(b), the Company shall pay to the estate of the Executive or to

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Executive, as the case may be, one year's salary in 12 equal monthly installments (less any amounts paid Executive under any disability plan maintained by the Company), plus the pro rata portion of any bonus, if any, payable for the portion of the fiscal year in which death or disability occurred that Executive was still employed.

               (c) If Executive is terminated for cause or if Executive terminates his employment without Good Reason, Executive is entitled to no salary or benefits beyond the effective date of termination and Executive shall not be entitled to any bonus or incentive compensation payments whatsoever.

     5.   Covenants.
          ---------

          5.1  Definitions.
               -----------

               (a) The term "Person" shall mean any corporation, partnership, joint venture, trust, sole proprietorship, limited liability company, unincorporated business association, natural person, and any other entity that may be treated as a person under applicable law.

               (b) The term "Affiliate" shall mean an affiliate as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act").

               (c) The term "Control" shall mean control as such term is defined in Rule 12b-2 under the Exchange Act.

               (d) The term "Prohibited Business" shall mean any Person that sells or offers to sell automotive parts, accessories, or services in competition with the automotive parts, accessories, or services sold or offered to be sold by the Company (whether conducted by the Company or any subsidiary or Affiliate of the Company, or any person, corporation, partnership, trust or other organization or entity deriving title from the Company). The term includes, but is not limited to Persons engaged in competition with the Company as a chain of automotive parts and accessories stores or chain of automotive service facilities, including any retail chain offering other products and services that engages in a significant line of business of offering automotive parts, accessories or services. Such a Person is engaged in a significant line of business competitive with the Company if the sale of automotive parts, accessories or services exceeds the lesser of 10% of the revenues or $10 million in revenue of such Person. Nothing herein shall be construed as prohibiting Executive from working for a Prohibited Business in any division, subsidiary or aspect of that business that is not competitive with the Company.

               (e) The term "directly or indirectly carry on or participate in a Prohibited Business" shall include the Executive, directly or indirectly, doing any of the following listed acts:

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               (i)   Whether or not for compensation, directly or indirectly
     engaging in any Prohibited Business, or any part thereof, whether as a director, officer, employee, consultant, adviser, independent contractor or otherwise, or assisting any other Person in such Person's conduct of a Prohibited Business, or any part thereof; or

               (ii) Holding legal or beneficial interest in any Person that is engaged in any Prohibited Business, or any part thereof, whether such interest is as an owner, investor, partner, creditor, joint venturer or otherwise; provided, however, that Executive may acquire and own up to two percent (2%) of the outstanding securities of any corporation which is a publicly traded reporting corporation under the Exchange Act; or

               (iii) As agent or principal carrying on or engaging in any activities or negotiations with respect to the acquisition or the disposition of any Prohibited Business; or

               (iv) Giving advice to any other Person, firm or association engaging in any Prohibited Business; or

               (v) Lending or allowing his name or reputation to be used in or associated with any Prohibited Business; or

               (vi) Soliciting, diverting or attempting to divert from the Company any business constituting, or any customer of, or any supplier of, any part of the business conducted by the Company; or

               (vii) Allowing his skill, knowledge or experience to be used in any Prohibited Business.

          (f) The term "Covenant Period" shall mean the period extending to the later of (i) April 15, 2000 or (ii) the one year anniversary of the effective date of termination of employment of Executive.

     5.2  Agreement Not to Compete Nationally.  Executive acknowledges that the
          -----------------------------------
Company intends to extend its business operations throughout the United States of America. Therefore, during the Covenant Period, Executive agrees that he shall not directly or indirectly carry on or participate in any Prohibited Business anywhere within the United States of America.

     5.3  Agreement Not to Compete Where the Company Does Business.  Independent
          --------------------------------------------------------
of the preceding provision, Executive agrees that, during the Covenant Period, he shall not directly or indirectly carry on or participate in a Prohibited Business which sells or offers to sell products

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or services (in competition with the Company) within any county or city in which the Company, during the Covenant Period, sells or offers to sell its products or services.

     5.4  Non-Recruitment.  Independent of the foregoing provisions, Executive
          ---------------
agrees that, during the Covenant Period, Executive shall not, directly or indirectly, cause any person engaged or employed by the Company or its Affiliates (whether part-time or full-time and whether as an officer, employee, consultant, agent, adviser or independent contractor) (an "Employee") to voluntarily leave the employ of or engagement with the Company or its Affiliates, as the case may be, or to cease providing the services to or on behalf of the Company or its Affiliates, as the case may be, then provided by such Employee. Executive further agrees that, during the same time period, he will not in any manner seek to engage or employ any such Employee (whether or not for compensation) as an officer, employee, consultant, agent, adviser or independent contractor for any Person other than the Company.

     5.5  Non-Solicitation.  Independent of the foregoing provisions, Executive
          ----------------
agrees that, during the Covenant Period, Executive shall not, other than in connection with his employment, directly or indirectly, sell or offer to sell automotive parts, accessories, or services (or directly or indirectly carry on or participate in a Prohibited Business that sells or offers to sell automotive parts, accessories, or services) to any Person who is a customer of the Company. Executive also agrees that, during the Covenant Period, Executive shall not, directly or indirectly, interfere, in any way, with the business relationship between the Company or its Affiliates and any business which supplies automotive parts, accessories, or services to the Company.

     5.6  Confidential Information.  This covenant is independent of, and in
          ------------------------
addition to, those set forth above.

          (a) Executive hereby covenants and agrees that, during the Covenant Period and at all times thereafter, he will not use or disclose any Confidential Information, except for the benefit of the Company and to authorized representatives of the Company or except as required by any governmental or judicial authority; provided, however, that the foregoing restrictions shall not apply to items that, through no fault of Executive's, have entered the public domain.

          (b) Executive acknowledges that all Confidential Information is and shall remain the sole, exclusive and valuable property of the Company and that Executive has and shall acquire no right, title or interest therein. Any and all printed, typed, written or other material which Executive has or may obtain with respect to Confidential Information (including without limitation all copyrights therein) shall be and remain the exclusive property of the Company, and any and all material (including any copies) shall, upon request of the Company, be promptly delivered by Executive to the Company.

          (c) Executive hereby assigns to the Company all right, title and interest in and to any ideas, inventions, original works or authorship, developments, improvements or trade secrets which Executive solely or jointly have conceived or reduced to practice, or will conceive

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or reduce to practice, or cause to be conceived or reduced to practice, during the Covenant Period. All original works of authorship which are made by Executive (solely or jointly with others) within the scope of Executive's services hereunder and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

     5.7  Representation and Warranties.  Executive represents and warrants to,
          -----------------------------
and agrees with, the Company and its Affiliates that:

          (a) Executive has carefully reviewed the restrictive covenants contained in this Section 5 and considered all of its terms, and agrees that its scope, duration and terms are reasonable; and

          (b) This Agreement constitutes the legal, valid and binding obligation of Executive enforceable in accordance with its terms.

     5.8  Scope and Reasonableness.  The parties agree that it is not their
          ------------------------
intention to violate any public policy or statutory or common law. The parties intend that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.

     6.   Validity of Covenants.  Executive agrees that the restrictive
          ---------------------
covenants contained in this Agreement are reasonably necessary to protect the legitimate business and other interests of the Company, are reasonable with respect to time and territory, and do not interfere with the interests of the public.

     7.   Specific Performance.   Executive acknowledges that it would be
          --------------------
impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of the provisions of this Agreement would likely be inadequate and, accordingly, agrees that the Company and its Affiliates shall, in addition to any other rights or remedies which they may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain Executive from violating any of the provisions of this Agreement. In connection with any action or proceeding for injunctive relief, Executive hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against him, without the necessity of posting bond or other security against him, and consents to the entry of injunctive relief against him enjoining or restraining any breach or threatened breach of this Agreement. If Executive takes action in violation of a restrictive covenant set forth in Section 5 of this Agreement, Executive acknowledges that the effective period for the restrictive covenants which are violated will be extended for a period of time equivalent to the period of time during which Executive is in violation of the restrictive covenants.

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     8.   Notices.  Any and all notices, designations, consents, offers,
          -------
acceptances, or any other communications provided for herein shall be given in writing and shall be deemed given on the date received if sent by registered or certified mail, return receipt requested; or on the date actually received if sent by express mail or other similar overnight delivery or if hand delivered or if sent via facsimile, which shall be addressed:

          If to the Company:

          Advance Holding Corporation
          c/o Freeman Spogli & Co. Incorporated
          599 Lexington Avenue, Suite 1800
          New York, New York 10022
          Attention: John M. Roth
          Telephone: (212) 758-2555
          Telecopy:  (212) 758-7499


          If to Executive:

          __________________
          __________________
          __________________


     9.   Governing Law.  This Agreement shall be subject to and governed by the
          -------------
laws of the Commonwealth of Virginia.

     10.  Severability.   The restrictive covenants set forth in Section 5 are
          ------------
separate and independent contractual provisions. The invalidity or unenforceability of any particular restrictive covenant or any other provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     11.  Successors and Assigns Binding Effect.  This Agreement shall be
          -------------------------------------
binding upon and inure to the benefit of the Company and Executive and their respective heirs, legal representatives, executors, administrators, successors and assigns, provided that Executive may not assign his rights or delegate his obligations hereunder. The Company may assign its rights under the restrictive covenants in Section 5 to any beneficial owner of 10% or more of the Company or any other Affiliate.

     12.  No Waiver.  The failure by the Company or any Affiliate to enforce any
          ---------
of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is in writing and signed by the waiving party, and, in the case of any corporation, approved by its

                                       9
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Board of Directors, or in the case of a partnership, approved by the Board of
Directors of its corporate general partner. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

     13.  No Construction Against Any Party.  This Agreement was reviewed by
          ---------------------------------
legal counsel for each of Executive and the Company. This Agreement is the product of informed negotiations among Executive and the Company and if any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by all parties. Moreover, Executive and the Company each acknowledge that no party was in a superior bargaining position regarding the substantive terms of this Agreement.

     14.  Disputes.  In the event of any dispute between the parties arising out
          --------
of this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party the reasonable expenses of the prevailing party including, without limitation, reasonable attorneys' fees.

     15.  Effectiveness.  This Agreement shall become effective upon the
          -------------
Effective Date.

     16.  Entire Agreement.
          ----------------

          (a) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all other agreements, either oral or in writing, among the parties hereto with respect to the subject matter hereof (including any employment agreement in effect prior to the date hereof).

          (b) This Agreement may not be changed orally, but may be amended, revoked, changed or modified at any time by a written agreement executed by the Executive and the Company upon approval of the Board of Directors.

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     IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year set forth above.

                              ADVANCE HOLDING CORPORATION



                              By:_____________________________________________
                              Title:__________________________________________


                              EXECUTIVE


                              _________________________________________________
                              [                   ]

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